Global Macro Absolute Return Advantage
Portfolio
Material changes to the investment policies of the Portfolio are described in one or more supplements to the prospectus and the prospectus, of Eaton Vance
Global Macro Absolute Return Advantage Fund
(which invests in the Portfolio) filed pursuant to Rule
497 under the Securities Act of 1933, as amended, and are incorporated herein by reference.